EXHIBIT 10.7  REORGANIZATION OF T2 LOGIC

PLAN OF REORGANIZATION
 This plan of reorganization is made and entered into as of this 20th day of March, 1998 by and between T2 Logic Corporation a Nevada Corporation herein after referred to as "T2" and Harrison Industries, Inc. a Wyoming Corporation herein after referred to as "Harrison".

RECITALS
A. T2 is a public Nevada corporation in good standing in said state with One Hundred Million (100,000,000) shares of $.001 par value authorized and 3,256,600 shares outstanding.

B. Harrison is a Wyoming Corporation in good standing in said state engaged in the telecommunications business. Harrison owns 98% of AirTel USA, a Vietnamese telecommunications project and 70% of Saigon ETMC, a Vietnamese manufacturing joint venture.

C.  T2 is desirous of acquiring Harrison.

D. The parties believe it can be in their mutual best interest for T2 to acquire One Hundred percent (100%) of the common stock of Harrison in exchange for common stock of T2.

E. The parties desire the transaction to qualify as tax free, stock for stock reorganization pursuant to Internal Revenue Code 386(a)(1)(B), 1986 as amended.
F. The parties desire to formalize their Agreement and Plan of Reorganization. NOW THEREFORE IN CONSIDERATION OF THEIR MUTUAL PROMISES AND COVENANTS SET FORTH HEREINAFTER, THE PARTIES AGREE AS FOLLOWS:

1. Plan and Reorganization: The parties hereby adopt a plan of Reorganization whereby T2 will acquire One Hundred percent (100%) of the outstanding common stock of Harrison, pursuant to the terms and conditions set forth hereunder. The parties further acknowledge that it is their intent that such reorganization qualify as tax free reorganization pursuant to applicable sections of the Internal Revenue Code of 1986 as amended. Both parties however, will seek their own tax counsel.

2. Exchange: T2 hereby agrees to transfer to the shareholders of Harrison Fifty Million (50,000,000) shares of authorized but unissued common stock in exchange for One Hundred percent (100%) of the common stock of Harrison. Said issuance will be made contemporaneously with the receipt of the Harrison shares.

3. Business purpose: The parties acknowledge that the purpose of the reorganization is to expand the business of T2 into the telecommunications industry and to take advantage of the opportunity that now exist within the telecommunications business.

4. Exempt Transaction: All parties acknowledge and agree that any transfer of securities pursuant to this Agreement will constitute an exempt, isolated transaction and that the securities received in such transfer or exchange shall not be registered under federal or state securities law.

5. Transfer of Securities: All parties agree that the common stock of T2 received by Harrison shall be distributed directly to the shareholders of Harrison. The parties acknowledge that said shareholders have approved the terms and conditions of this Plan of Reorganization and exchange and distribution of the T2 stock.
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6.  Unregistered Securities: Harrison is aware and acknowledge that the shares of T2 to be transferred to Harrison will be unregistered securities and may not be transferred by the holders thereof unless subsequently registered or an exemption from registration is available.

7. Default: In the event that either Party defaults in performing any of its duties or obligations under this agreement, the Party responsible for such default shall pay all costs incurred by the costs of the court and reasonable attorney's fees, whether incurred through legal action or otherwise and whether incurred before or after judgement.

8. Notices: Any notices or correspondence required or permitted to be given under this Agreement may be given personally to an individual party or to an officer or registered agent of a corporate party or to an officer or registered agent of a corporate party or may be given to depositing such notice or correspondence in the U.S. mail, postage prepaid, certified or registered, return receipt requested, addressed to the parties at the following address:
T2 Logic Corporation
5505 East Carson Street, Suite 341
Lakewood, California 90713

Harrison Industries, Inc.
3505 Cadillac, Suite O-204
Costa Mesa, California 92626

Any notice given by mail shall be deemed to be delivered on the date such notice is deposited in the U.S. mail. Any Party may change it's address by given written notice to the other party as provided above.
9. Binding: This Agreement shall be binding upon the parties hereto and upon their respective heirs, representatives, successors, and assignees.
10. Governing Law: This Agreement shall be governed by and constructed under the laws of the State of Nevada.

11. Authority: The officers executing this Agreement on behalf of corporate parties represent that they have been authorized to execute this Agreement pursuant to resolutions of their respective corporations.

12.  This agreement may be signed in counterpart.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

T2 LOGIC CORPORATION

/S/TAI Q. TRAN
TAI Q. TRAN
President, Secretary & Director

HARRISON INDUSTRIES, INC.
/s/SONNY H. LUU
SONNY H. LUU
CEO & Director